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                                                           EXHIBIT 10.(xxvii)




                          AGREEMENT TO ACQUIRE SAWMILL

        THIS AGREEMENT is made on the 30th day of May 1997 by and between Equatorial Resources (Brasil) Ltda., a company organized under the laws of the Brazil as the agent and designee of Equatorial Resources Ltd., a company organized under the laws of the British Virgin Islands (hereinafter collectively referred to as "Equatorial"), Jonasa Madeiras Ltda. and Jonasa-Joaquim Fonseca, Navegacao, Industria E Comercio S/A (hereinafter collectively referred to as "Jonasa") and is made with reference to the following facts:

        WHEREAS, in December 1996, the parties and/or their predecessors entered into an oral agreement pertaining to the acquisition by Equatorial's parent, Nevada Manhattan Mining Incorporated, of a 246 hectare tract located in the vicinity of the town of San Miguel, Para, Brazil and a sawmill located on such tract, various improvements thereon, and certain items of personal property associated with operating the sawmill and the business conducted at the sawmill (the "Property");

        WHEREAS, since December 1996, Equatorial and/or its parent have operated the sawmill located on the Property and have spent in excess of Four Hundred Eighty Thousand Dollars ($480,000) in improvements in reliance upon the oral agreement entered into between the parties;

        WHEREAS, related companies of the parties have entered into a series of agreements regarding the joint development and harvesting of certain timber properties;

        WHEREAS, the disputes relating to the Estate of Francisco Joaquim Fonseca have recently been resolved such that upon payment to Brasil to Banco do Brasil of certain monies due from the Federative Republic Brasil, Jonasa will own the Property free and clear of all liens and encumbrances;

        WHEREAS, it is the intent of the parties and related entities to utilize the sawmill on the Property to produce lumber and timber-related products from the timber harvested from the properties to be jointly developed as described above and from other properties;

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        NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


        1. The Property. The parties hereby agree that the Property subject to this Agreement consists of 246 hectares, a sawmill located on said tract, various improvements thereon, and certain items of personal property associated with operating the sawmill and the business conducted at the sawmill. The Property, all improvements thereon, and certain items of personal property (including the sawmill and the machinery comprising the sawmill) are more particularly described in the schedule hereto attached as Exhibit A which schedule includes the Real Estate Registry relating to the Property. Jonasa hereby warrants that it has good and marketable title to its Property as revealed by the title examinations of Carlos Platilha, true and correct copies of which are hereto attached as Exhibit B.

        2. Purchase Price of Property. On the terms and conditions which follow and in consideration of the payment of Ten Dollars (US $10) and the expenditure of the sum of _________ Dollars ($_____) in improvements since December 1996, the receipt and expenditure of which are hereby acknowledged, Jonasa hereby grants to Equatorial all right, title, and interest, which Jonasa now or at any time hereinafter shall have in and to the Property free and clear of all liens, encumbrances, and other clouds on title.

        3.   Covenants of Jonasa.   Jonasa hereby covenants and agrees as
follows:

               A. It has good and marketable title to the tracts comprising the Property and the improvements thereon (including the sawmill) which are identified on the schedule attached hereto as Exhibit A free and clear of all liens, encumbrances, and/or clouds on title;



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               B. It has the sole and exclusive right to enter into this
Agreement as reflected in the settlement agreement relating to the Estate of Francisco Joaquim Fonseca attached hereto as Exhibit C and does not need to secure the consent of any third party;

               C. It will warrant and defend title at its sole cost and expense to all of the tracts, improvements, and items of personal property comprising the Property, and will incur and pay all necessary expenses associated with such warranty or with delivering the Property free and clear of all liens, encumbrances, and other clouds on title;

               D. It has not entered into any other agreement regarding the Property which would conflict with the rights granted to Equatorial pursuant to this Agreement;

               E. The performance of each and every obligation required to be performed by Jonasa under this Agreement will not result in a breach now or in the future of any agreement or covenant entered into or made by Jonasa;

               F. It has obtained the irrevocable commitment from Banco do Brasil that such banking institution will reconvey the mortgage encumbering the Property as evidenced by the document hereto attached as Exhibit D;

        4.   Covenants of Equatorial.   Equatorial warrants and agrees
as follows:

               A. Equatorial has requisite authority to enter into this Agreement and to perform each and every condition required on its part to be performed pursuant to this Agreement;

               B. This Agreement and the obligations required to be performed by Equatorial have been approved by its Board of Directors;

               C. There are no other consents or actions required to be obtained in order to bind Equatorial pursuant to this Agreement;

               D. The performance of each and every obligation required to be performed by Equatorial under this Agreement will not result in a breach now or in the future of any agreement or covenant entered into or made by Equatorial;

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        5.   Taxes.    Both parties agree to be responsible for any and to
pay all taxes due and payable by each of them by virtue of their participation in this Agreement, including but not limited to income taxes, ICMS taxes and other relevant taxes.

        6.   Notices.   Any and all notices shall be deemed given if in
writing and mailed postage prepaid, messengered, and/or sent by facsimile with a hard copy mailed postage prepaid and addressed as follows:

               A.   If to Jonasa:

                    Rua Professor Nelson Ribeiro
                    Number 161
                    Belem, Brazil
                    Attention: Joaquim Luiz da Fonseca Neto


               B.  If to Equatorial:

                   c/o Nevada Manhattan Mining
                   5038 N. Parkway Calabasas
                   Suite 100
                   Calabasas, California 91302
                   Attention: Christopher D. Michaels, President
                   Facsimile 001-310-443-3281

        7.   Official Version.   This Agreement has been prepared in both the
English and Portuguese languages solely for the convenience of the parties.
In the event of any inconsistencies in the interpretation of the two versions, the Portuguese version shall be considered the official version for resolving any disputes between the parties.

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        8. Venue. In the event of any dispute between the parties or question of interpretation under this Agreement, the parties agree to submit the matter to the Courts of the City of Sao Paulo, Capital of the State of Sao Paulo, Brazil. Such Courts shall have exclusive venue over the parties and the subject matter for the purposes of resolving any disputes or questions of interpretation under this Agreement. The parties hereby waive any right to challenge the jurisdiction or venue of such tribunal.

        9.   Interpretation.   This Agreement and the rights and
responsibilities of the parties shall be governed in accordance with the laws of Brazil.

        10. Representation. Both parties hereby acknowledge that they have been represented by counsel of their choice in this matter, have had an opportunity to review the terms and conditions of this Agreement, have asked questions of their counsel as to any language contained herein which they did not understand, and have received a satisfactory explanation from counsel so that they understand their respective rights and obligations under this Agreement. The parties further represent and warrant that they are entering into this Agreement under their own free will and not under duress.

        11. Indemnification. Each party will indemnify and hold the other party harmless from and against any loss, claim, damage, cost, or liability insofar as any such loss, claim, damage, cost, or liability results from any act or omission of such party.

        12.   Successors and Assigns.   This Agreement shall be binding upon
the parties and their respective agents, servants, employees, directors, officers, attorneys, accountants, successors, and assigns.

        13.   Severability.   In the event any provision in this Agreement
is held invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions to this Agreement shall not be affected or impaired.

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        14.   Integration.   This Agreement represents the entire understanding
reached by the parties with respect to the subject matter hereof.   Any prior
understandings, agreements, or documents which are inconsistent with this Agreement are hereby merged into and superseded by this Agreement.

        15.   Amendments.   Any amendment to this Agreement shall be in
writing and signed by the party to be charged before such amendment may revise, amend, or augment the terms of this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by an authorized representative as of the date first hereinabove written.

                                                  EQUATORIAL RESOURCES (BRAZIL)
                                                   LTDA. AS AGENT FOR EQUATORIAL
                                                   RESOURCES LTD.

WITNESS:

_________________                           By:________________________________
                                                      IGNATIUS Z. THEODOROU

                                                  JONASA-JOAQUIM FONSECA,
                                                   NAVEGACAO, INDUSTRIA E.
                                                   COMMERCIO S/A

WITNESS:

________________                            By: _______________________________
                                                 JOAQUIM LUIZ DA FONSECA NETO



                                                  JONASA MADEIRA LTDA.

WITNESS:

________________
                                            By: _______________________________

                                                  JOAQUIM LUIZ DA FONSECA NETO





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